Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149725, No. 333-128362, No. 333-68785, No. 333-89595 and No. 333-85609) of Westwood One, Inc. of our report dated March 30, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 30, 2009